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                                                                   Exhibit 99.2
Thursday March 7, 11:34 am Eastern Time


PRESS RELEASE


BEAZER HOMES' PRESENTATION AT DEUTSCHE BANC ALEX. BROWN CONFERENCE TO BE WEBCAST LIVE ON MARCH 11, 2002

ATLANTA, March 7/PRNewswire-FirstCall/--Beazer Homes USA, Inc. (NYSE: BZH - news; www.beazer.com) will make a presentation to the investment community via live audio webcast and synchronized slide show at the Deutsche Banc Alex. Brown Homebuilding and Building Products Conference on Monday, March 11, 2002 at 9:30 a.m. (EST)

The presentation will be broadcast live on Beazer's website, www.beazer.com. To access the presentation go to the Investor Relations section and under the heading "Overview" clink on the link to the live audio webcast. Alternatively, investors can go directly to http://webevents.broadcast.com/db/homebuilding0302 to access the live audio webcast. A replay of the presentation will be available by the end of the day and will be archived for 30 days. In addition, the audio portion of the presentation can be accessed by calling (800) 544-1986 or (410) 895-2693 with a passcode of 101.

Beazer Homes USA, Inc., based in Atlanta, Georgia, is one of the country's ten largest single-family homebuilders with operations in Arizona, California, Colorado, Florida, Georgia, Maryland, Nevada, New Jersey, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes also provides mortgage origination and title services to its homebuyers.